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                                                                                            Exhibit 21

                          THE RANDERS KILLAM GROUP INC.

                         Subsidiaries of the Registrant
      As of May 29, 1999, The Randers Killam Group Inc. owned the following companies:

                                                                           STATE OR
                                                                        JURISDICTION OF      PERCENT OF
                                       NAME                              INCORPORATION        OWNERSHIP
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Randers Engineering, Inc.                                                  Michigan              100
Randers Engineering of Massachusetts, Inc.                                 Michigan              100
Randers Group Property Corporation                                         Michigan              100
Redeco Incorporated                                                        Michigan              100
Viridian Technology Incorporated                                           Michigan              100
The Killam Group, Inc.                                                     Delaware              100
  CarlanKillam Consulting Group, Inc.                                       Florida              100
    CarlanKillam Consulting Group of Alabama, Inc.                          Alabama              100
  Thermo Consulting & Design Inc.                                          Delaware              100
    Engineering Technology and Knowledge Corporation                       Delaware              100
      Elson T. Killam Associates, Inc.                                    New Jersey             100
        BAC Killam Inc.                                                    New York              100
         N.H. Bettigole Co., Inc.                                          Delaware              100
         N.H. Bettigole P.A.                                              New Jersey             100
         N.H. Bettigole P.C.                                               New York              100
        CarlanKillam Construction Services, Inc.                            Florida              100
        Duncan, Lagnese and Associates, Incorporated                     Pennsylvania            100
        E3-Killam, Inc.                                                    New York              100
        Killam Associates, Inc.                                              Ohio                100
        Killam Management and Operational Services, Inc.                  New Jersey             100
    Fellows, Read & Associates, Inc.                                      New Jersey             100
    Killam Associates, New England Inc.                                    Delaware              100
      George A. Schock & Associates, Inc.                                 New Jersey             100
      Jennison Engineering, Inc.                                            Vermont              100

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